EXHIBIT 10.3

THIRD AMENDMENT TO THE

SUPERVALU INC.

EXECUTIVE AND OFFICER SEVERANCE PAY PLAN

SUPERVALU INC., a Delaware corporation, has heretofore established and maintains the plan entitled SUPERVALU INC. Executive and Officer Severance Pay Plan as amended from time to time (“Plan”).  Pursuant to Section 7 of the Plan document, the Plan is hereby amended as follows in “Third Amendment to the SUPERVALU INC. Executive and Officer Severance Pay Plan”:

1.                                      AMENDMENT AND TERMINATION.  Section 7 of the Plan is amended to read as follows:

7.                                      Amendment and Termination of Plan.  SUPERVALU INC., by action of its Board of Directors, reserves the right to amend or terminate this Plan without notice (subject to the proviso in this sentence), in any respect, in whole or in part, for any reason, at any time and from time to time, prospectively or retroactively or both, as to persons who are participants and as to persons who may become participants and as to benefits being received and as to benefits that may be received in the future in whole or in part; provided, however, that, if the Company enters into a definitive agreement with an entity code named Charlie or one of its affiliates prior to April 1, 2013 providing for the sale or other transfer of a business unit, a portion of the business unit, or specific assets of the business unit or subsidiary(ies) (a “Charlie Transaction”), then during the six-month period following the closing of the Charlie Transaction, this Plan may not be amended or terminated (other than to increase benefits). Notwithstanding the foregoing, changes to the Plan which are administrative or clarify its terms but that are not changes to eligibility requirements or reduction in the amount of benefits available under this Plan may be adopted and approved in writing, either before or after the Charlie Transaction, by either the Board of Directors or the Executive Vice President, Human Resources.

2.                                      EFFECTIVE DATE: This Third Amendment is effective as to all participants under this plan as of January 9, 2013.

3.                                      SAVINGS CLAUSE.  Save and except as hereinabove expressly amended, the Plan document shall continue in full force and effect.